UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 13, 2007

BRE Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14306	94-1722214

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Market Street, 4th Floor, San Francisco, CA	94105-2712

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 445-6530

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 8.01     Other Events

On March 13, 2007, we announced that our 37th Annual Meeting of Shareholders will be held on Thursday, May 17, 2007. Proxy statements, Annual Reports to Shareholders, voting materials and meeting information will be mailed commencing on or about March 26, 2007, to shareholders of record as of March 15, 2007. The meeting will be held at a new BRE community, The Stuart at Sierra Madre Villa, 3360 E. Foothill Blvd., Pasadena, CA 91107.

About BRE Properties

BRE Properties—a real estate investment trust—develops, acquires and manages apartment communities convenient to its residents’ work, shopping, entertainment and transit in supply-constrained Western U.S. markets. BRE directly owns and operates 81 apartment communities totaling 22,680 units in California, Washington and Arizona. The company currently also has nine other properties in various stages of development and construction, totaling 2,194 units, and joint venture interests in nine additional apartment communities, totaling 2,672 units. As of 12/31/06.

Item 9.01     Financial Statements and Exhibits

(d)       Exhibit Number

99.1     Press Release dated March 13, 2007

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRE Properties, Inc.
(Registrant)

Date: March 13, 2007	By:	/s/ Edward F. Lange, Jr.

Edward F. Lange, Jr.